SANDERSON FARMS, INC.
                               BONUS AWARD PROGRAM
                             (EXECUTIVE COMMITTEE)

                           Effective November 1, 1997












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                         SANDERSON FARMS, INC.


         CONTENTS                                              PAGE NO.

 I.        Purpose                                                 1

II.        Participation and Maximum Award                         2

III.       Eligibility                                             3

IV.        Determination                                           4 - 5

 V.        Objectives and Formulas for Determination
             of the Bonus Award                                    6 - 13

VI.        Parameters                                              14




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                              SANDERSON FARMS, INC.
                               Bonus Award Program
                             as of November 1, 1997



                                  I. PURPOSE

         The Board of Directors of Sanderson Farms, Inc. has determined that in addition to the Company's existing competitive and equitable total compensation package, it is desirable to maintain a bonus award program for its salaried employees. The purposes for such a program include:

     A.   To encourage excellence and high levels of performance.

     B. To recognize the contributions of the salaried employees to the overall profitability of the Company.

     C. To encourage all employees from every division in the Company to cooperate, share information and work together as a team for the overall benefit of the Company and its shareholders.





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                              SANDERSON FARMS, INC.
                               Bonus Award Program
                             as of November 1, 1997


                    II. PARTICIPATION AND MAXIMUM AWARD

         The Executive Committee of Sanderson Farms, Inc. will select and recognize personnel eligible to participate in the bonus award program, and reserves the right to review and change the class of eligible employees at any time. Those now designated include:

         A. Salaried personnel within the corporate structure of Sanderson Farms, Inc., Sanderson Farms, Inc.(Production Division), Sanderson Farms, Inc. (Processing Division) and Sanderson Farms, Inc. (Foods Division).

         B. All salaried management and accounting trainees within the corporate structure.

         The maximum bonus award achievable will vary depending on the employee's position in the Company.


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                                                       SANDERSON FARMS, INC.
                               Bonus Award Program
                             as of November 1, 1997


                                                          III. ELIGIBILITY

                                   EMPLOYMENT

         Except in the case of death, disability or retirement, as set forth below, employees must be employed in a designated position on October 31 of the applicable fiscal year to be eligible to participate in the bonus award program.

                               PARTICIPATION LEVEL

        If a person becomes an employee in a designated position during the year and is employed in a designated position on October 31, the base salary paid to such employee during that portion of the year during which he or she was employed in a designated position will be used in calculating the amount of such employee's bonus award. Base salary for this purpose shall include regular compensation only, and shall not include bonus award payments and any other miscellaneous payments that might be treated as income to the employee.

                        DEATH, DISABILITY AND RETIREMENT

         If an eligible employee terminates employment with the Company during the fiscal year before October 31 as a result of death, disability or retirement, such employee will be eligible to participate in the Bonus Award Program notwithstanding the fact that the employee is not employed on October 31, and the base salary paid to such employee during that portion of the year during which he or she was employed in a designated position will be used to calculate the amount of such employee's bonus award.

                           EXTRAORDINARY CIRCUMSTANCES

         Extraordinary circumstances will be subject to review by the Executive Committee.



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                             SANDERSON FARMS, INC.
                               Bonus Award Program
                             as of November 1, 1997

                  IV. DETERMINATION OF AWARD AND PAYMENT

         Bonus award programs for many corporations focus in some form or another on the real dollar profits earned by the corporation within a given time frame. This method of determining bonuses to be paid to employees recognizes that bonuses should be paid to employees only after a fair and equitable return has been earned for the shareholders who own the company. With this basic philosophy in mind, the Board has determined that no bonuses will be paid under this program unless net return on average stockholders' equity after consideration is taken for any bonus paid under this program for the year exceeds eight percent (8%). After this minimum threshold is met, the Bonus Award Program will become effective, and bonuses will be paid if the other criteria described in this program are met.

         In recognition of the fact that one of our primary obligations as employees of this Company is to our shareholders, the Board of Directors has determined that net profits made by the consolidated corporations [Sanderson Farms, Inc., Sanderson Farms, Inc. (Production Division), Sanderson Farms, Inc. (Processing Division) and Sanderson Farms, Inc. (Foods Division)] on a per share basis for the period November 1 through October 31 of each year will be the primary basis for bonus awards. For all employees of Sanderson Farms other than those management level employees specifically described in this program, this will be the sole basis for determining bonus awards.

         Although the Board has determined that net profits earned for shareholders of the Company should be the primary method of determining the bonuses to be paid to employees, the Board has also recognized that certain management level employees have responsibility for and more direct control over the operating performance and profitability of the Company. In recognition of this fact, the Board has concluded that a certain percentage of such employees' bonus should be determined by evaluating the operating and profitability performance of the Company relative to its peers and competitors. Therefore, while a portion of such employees' bonus will be determined by the Company's earnings per share performance, a portion of such employees' bonus will also be determined by evaluating the performance of the Company as compared to our peers and competitors by Agri Stats for the poultry division, and certain net income growth targets for managers in the foods division, all as described herein.

         The audited annual financial statements, on a consolidated basis, of Sanderson Farms, Inc. will be the measuring tool for the net return to shareholders portion of the bonus award program. The annual bonus award will be paid to participants in the bonus award program after the outside auditors have completed their annual audit of the corporations, which is usually approximately two (2) months after the end of the fiscal year.

         The Company's performance relative to its peers and competitors as reported by Agri Stats will be used to evaluate and determine bonuses paid to those employees whose bonuses are determined in part by such performance. The appropriate measuring tool as set forth in this Bonus Award Program as reported by Agri Stats for the twelve (12) month period ending on October 31 each year will be used to determine if a bonus has been earned by such employees.




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                              SANDERSON FARMS, INC.
                               Bonus Award Program
                           Effective November 1, 1997

         V.  OBJECTIVES AND FORMULAS FOR DETERMINATION OF
                         THE BONUS AWARD

         A.   All salaried employees

         All salaried employees will receive a bonus if the net income per share objectives set forth below are met, and if the minimum return on average stockholders equity for the year is earned. The annual audited financial statements, on a consolidated basis, of Sanderson Farms, Inc., will be the measuring tool for this portion of the Bonus Award Program. The annual bonus award will be paid to participants after the outside auditors have completed their annual audit of the consolidated corporation.

         The earnings per share objectives and the respective percentage of employees' bonus dependent upon EPS earned for fiscal 1998 (November 1, 1997 thru October 31, 1998) are as follows:

     RANK             PER SHARE RETURN*         PERCENTAGE OF AWARD
     ----            ------------------         -------------------

    Best (1st)                $2.3342                  100.0%
          2nd                 $2.2862                   95.5%
          3rd                 $2.2322                   91.0%
          4th                 $2.1782                   86.5%
          5th                 $2.1242                   82.0%
          6th                 $2.0702                   77.5%
          7th                 $2.0161                   73.0%
          8th                 $1.9621                   68.5%
          9th                 $1.9081                   64.0%
         10th                 $1.8541                   59.5%
         11th                 $1.8000                   55.0%
         12th                 $1.7460                   50.5%
         13th                 $1.6920                   46.0%
         14th                 $1.6380                   41.5%
         15th                 $1.5839                   37.0%
         16th                 $1.5299                   32.5%
         17th                 $1.4759                   28.0%
         18th                 $1.4219                   23.5%
         19th                 $1.3678                   19.0%
         20th                 BELOW                  ZERO (0)

*Net of bonus.



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The following formula will be utilized to determine the exact dollar amount of a participant's bonus award dependent upon EPS performance.

              A   =      Gross Award
              S   =      Base Salary (excluding bonus award
                         payments and other items of
                         miscellaneous income) of the
                         Participant during that portion
                         of the year in which he or she
                         was employed in a designated
                         position.
              P =        Percentage of award earned based
                         on above schedule
              M =        Percent of salary eligible to be
                         earned as a bonus based on EPS performance.

                         FORMULA

                         S X P X M = A

      As with any awards made under this Bonus Award Program, no bonus will be paid unless total net income return (after bonus) on average stockholders' equity for the year exceeds eight percent (8%). Net return on average stockholders' equity will be computed by taking the average of beginning and ending stockholders' equity for the applicable year, and dividing that number into net income for the year.

      For all employees other than those specifically set forth below, the percent of salary eligible to be earned as a bonus based on EPS performance ("M" in the above formula) is 25%. The management level employees set forth below shall be eligible to earn a bonus based on EPS performance equal to the percent of their salary as set forth below ("M" in the above formula):

      CEO                                      50%

      CFO, VP-Sales, Dir.-Marketing,
      Dir.-Production, Dir.-Processing         35%





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           B.  General Corporate Management

      Bonus awards under this Bonus Award Program for the Chief Executive Officer, Chief Financial Officer, VP-Sales, Director of Marketing, Director of Production, Director of Processing, the Controller, the Director of Administration, the Director of Technical Services, the Director of Sales, the Corporate Processing Manager, Corporate Manager of Live Production, Nutritionist, Veterinarian, Assistant to Director of Live Production, By-products Division Manager, Chief Analyst, and Corporate Sales Coordinator will be granted based on a combination of earnings per share performance and general corporate performance as measured against the Company's peers and competitors as reported by Agri Stats. For purposes of calculating bonuses awarded and paid to individuals in these positions based on operating performance, the corporate Agri Stats measure will be as reported in Agri Stats' "bottom line report." Awards made to these individuals based on the operating performance factor will be as follows:

                               Percentage of Salary
                              Eligible to be Earned as    Corporate Agri Stats
                                Bonus on Operating          Bottom Line
                                Performance Factors             Report
                                                     Percentage of Award Earned)

    TARGET                                                      Top 10%
    CEO                                50%                         100%
    CFO, VP Sales,
       Dir.-Marketing,
       Dir.-Prod., Dir.-Proc.          35%                         100%
    Controller, Dir.-Admin.,
       Dir-Tech Svcs., Dir.-Sales,
       Corp. Proc. Mgr., Corp.  Mgr.
       of Live Production, Chief
       Analyst,                        25%                         100%
    By-products Division Mgr.          20%                         100%
    Nutritionist, Veterinarian, Asst.
       to Dir. of Live Prod.,
      Corp.  Sales Coordinator         15%                         100%

    HIGH AVERAGE                                                  Top 20%
    CEO                                50%                        66 2/3%
    CFO, VP Sales,
       Dir.-Marketing,
       Dir.-Prod., Dir.-Proc.          35%                        66 2/3%
    Controller, Dir.-Admin.,
       Dir-Tech Svcs., Dir.-Sales,
       Corp. Proc. Mgr., Corp.  Mgr.
       of Live Production, Chief
       Analyst                         25%                        66 2/3%
    By-products Division Mgr.          20%                        66 2/3%
    Nutritionist, Veterinarian, Asst.
       to Live Prod., Corp.  Sales
         Coordinator                   15%                        66 2/3%

    LOW AVERAGE                                                   Top 30%
    CEO                                50%                        33 1/3%
    CFO, VP Sales,
       Dir.-Marketing,
       Dir.-Prod., Dir.-Proc.,         35%                        33 1/3%
    Controller, Dir.-Admin,
       Dir-Tech Svcs., Dir.-Sales,
       Corp.  Proc. Mgr., Corp.  Mgr.
       of Live Production, Chief
       Analyst                         25%                        33 1/3%
    By-products Division Mgr.          20%                        33 1/3%
    Nutritionist, Veterinarian, Asst.
       to Dir. of Live Prod., Corp.  Sales
         Coordinator                   15%                        33 1/3%

         The following formula will be utilized for all employees whose bonus is to be determined in part by factors other than EPS performance to determine that portion of the award dependent upon such factors:


                           A        =       Gross Award
                           S        =       Base Salary (excluding bonus award
                                            payments and other items of
                                            miscellaneous income) of the
                                            Participant during that portion of
                                            the year in which he or she was
                                            employed in a designated position.
                           P        =       Percentage of award earned based
                                            on performance factor
                           M        =       Percentage of salary eligible to
                                            be earned and paid as a bonus on
                                            performance factor.

                                            FORMULA

                                  S X P X M = A




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         C.  Sales and Marketing Management, Production Management and
             Processing Management

         All poultry sales managers and processing and production division managers, production division unit managers and processing shift managers will receive a bonus based in part upon the Company's earnings per share performance, in part based on the Company's overall corporate Agri Stats performance, and in part based on the performance of the complexes to which they are assigned (for example, "fast food" complexes will be grouped and "chill pack" complexes will be grouped) relative to the Company's peers and competitors as reported by Agri Stats. The overall corporate Agri Stats performance measure will be the Company's performance relative to its peers and competitors as reported by Agri Stats in its "bottom line analysis" report. The performance of the applicable complexes will be measured by the complexes' combined performance relative to its peers and competitors as reported by corporate Agri Stats in its complex "bottom line analysis" report.

         These managers will be paid in accordance with the following schedule:

                            Percentage of Salary        Assigned           Corporate
                           Eligible to be Earned         Complex          Agri Stats
                               As Bonus Based          Operations            Bottom
                               On Performance             Profit               Line
                                  Factors               Agri Stats            Report
                                                  (%of Award Earned)   (%of Award Earned)


 TARGET                                                   Top 10%             Top 10%
 Prod. Div. Managers,
 Proc. Div. Managers,              20%                    50%                 50%
 Sales Managers                    15%                    50%                 50%
 Prod. Unit Mgrs and Proc.
  Shift Managers                   10%                    20%                 20%

 HIGH AVERAGE                                           Top 20%             Top 20%
 Prod. Div. Managers,
 Proc. Div. Managers               20%                   33.3%              33.3%
 Sales Managers                    15%                   33.3%              33.3%
 Prod. Unit Mgrs. and
 Proc. Shift Mgrs.                 10%                   33.3%              33.3%

 LOW AVERAGE                                            Top 30%            Top 30%

 Prod.  Div.  Managers,
 Proc.  Div.  Managers             20%                   16.7%              16.7%
 Sales Managers                    15%                   16.7%              16.7%
 Prod.  Unit
 Mgrs. and Proc.
 Shift Managers                    10%                   16.7%              16.7%

         C.  Foods Division Management


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         The division manager at the Foods Division, the Foods Sales Managers, the Production Manager and the Product Development Manager will receive a bonus based in part upon the Company's earnings per share performance as described on pages 6 and 7 of this plan, and in part based on the Foods Division's performance as measured by "net income growth" and "net income return on sales" as described below. The final results of the Foods Division will be determined after the Company's external auditors have completed their audit at the end of each fiscal year, which is completed approximately two months after the last day of each fiscal year end.

         The Foods Division Manager, Sales Managers, Production Manager and Product Development Manager will receive a portion of their bonus based on the performance of the Foods Division as measured by "net income growth" and "net income return on sales" as set forth below:



                            Percentage of Salary
                           Eligible to be Earned
                               As Bonus Based            Target Net                   Target Net
                               On Performance              Return                       Income
                                   Factors                 On Sales                     Growth
                                                 (Percentage of Award Earned)   (Percentage of Award Earned)
TARGET                                                       12%                           12%
   Div. Manager-Foods Div.          20%                      50%                           50%
   Foods Sales Manager              15%                      50%                           50%
   Production Mgr.  and
    Product Development Mgr.        10%                      50%                           50%

HIGH AVERAGE                                                 10%                           10%
   Div. Manager-Foods Div.,         20%                      33.3%                         33.3%
   Foods Sales Manager              15%                      33.3%                         33.3%
   Production Mgr.  and
     Product Development Mgr.       10%                      33.3%                         33.3%

LOW AVERAGE                                                  8%                            8%
   Div. Manager-Foods Div.          20%                      16.7%                         16.7%
   Foods Sales Manager              15%                      16.7%                         16.7%
   Production  Mgr.  and
     Product Development Mgr.       10%                      16.7%                         16.7%




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                               SANDERSON FARMS, INC.
                               Bonus Award Program
                             as of November 1, 1997

                                 VI. PARAMETERS

       This bonus award program has been designed to encourage teamwork and cooperation among all of the divisions of Sanderson Farms, and to ensure that Sanderson Farms is consistently among the leaders in profitability in the broiler and prepared foods industry. The program is also designed to pay a bonus to employees only after the Company has returned to its shareholders a fair and equitable return.

       1. In the event of extraordinary operating conditions that were unforeseen when setting the objectives and percentages in this bonus award program, such circumstances will be considered by the Executive Committee of Sanderson Farms, Inc. in making awards.

       2. In the event of possible reporting errors affecting the ranking, such circumstances will be considered by the Executive
          Committee of Sanderson Farms, Inc. in making awards.

       3. In the event changes in laws or accounting procedures affect the ranking, such circumstances will be considered by the Executive Committee of Sanderson Farms, Inc. in making awards.

















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